Tel : +852 2218 8288
Fax: +852 2815 2239
www.bdo.com.hk

電話：+852 2218 8288
傳真：+852 2815 2239
www.bdo.com.hk

25th Floor Wing On Centre
111 Connaught Road Central
Hong Kong

香港干諾道中111號
永安中心25樓

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on December 23, 2011, to be filed by our former client, Orient Paper, Inc.. We agree with the statements made in response to that Item insofar as they relate to our Firm.

BDO Limited

BDO Limited
Hong Kong

December 23, 2011